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As filed with the Securities and Exchange Commission on June 21, 2006

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLIS GROUP HOLDINGS LIMITED
TA I LIMITED
TA II LIMITED
TA III LIMITED
TRINITY ACQUISITION LIMITED
TA IV LIMITED
WILLIS GROUP LIMITED
WILLIS NORTH AMERICA INC.
(Exact Name of Registrant
as Specified in Its Charter)	Bermuda England & Wales England & Wales England & Wales England & Wales England & Wales England & Wales Delaware (State or other jurisdiction of incorporation)	98-0352587 98-0351629 98-0395656 98-0395657 98-0198190 98-0338268 98-0199005 13-5654526 (I.R.S. Employee Identification Number)

c/o Willis Group Limited
Ten Trinity Square
London EC3P 3AX
England
011-(44)-20-7488-8111
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Eric R. Dinallo, Esq.
Willis Group Holdings Limited
7 Hanover Square
New York, New York 10004
(212) 344-8888
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Donald C. Walkovik, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities(3)

Guarantees by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, and Willis Group Limited

Preferred Stock, par value $0.000115 per share(4)	(1)(2)			$0

Common Stock, par value $0.000115 per share(5)

Warrants(6)

Warrant Units(7)

Stock Purchase Contracts(8)

Stock Purchase Units(8)

Prepaid Stock Purchase Contracts(8)

(1)
An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, Willis Group Holdings Limited is deferring payment of all of the related registration fees.

(2)
This Registration Statement also covers an indeterminate number of senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, warrant units, stock purchase contracts, stock purchase units and prepaid stock purchase contracts of Willis Group Holdings Limited and senior debt securities and subordinated debt securities of Trinity Acquisition Limited and Willis North America Inc. and the related guarantees of Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.

(3)
Debt securities may be issued separately or upon exercise of warrants to purchase debt securities which are registered hereby. Debt securities may be issued by Willis Group Holdings Limited, Trinity Acquisition Limited, an indirect wholly-owned subsidiary of Willis Group Holdings Limited or Willis North America Inc., an indirect wholly-owned subsidiary of Willis Group Holdings Limited. Debt securities issued by Trinity Acquisition Limited will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited. Debt securities issued by Willis North America Inc. will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited.

(4)
An indeterminate number of shares of preferred stock of Willis Group Holdings Limited are covered by this Registration Statement. Shares of preferred stock may be issued (a) separately or (b) upon exercise of warrants to purchase shares of preferred stock which are registered hereby.

(5)
An indeterminate number of shares of common stock of Willis Group Holdings Limited are covered by this Registration Statement. Common stock may be issued (a) separately, (b) upon the conversion of either the debt securities or the shares of preferred stock, each of which are registered hereby or (c) upon exercise of warrants to purchase shares of common stock. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration.

(6)
An indeterminate number of warrants of Willis Group Holdings Limited, each representing the right to purchase an indeterminate number of shares of preferred stock or shares of common stock or amount of debt securities, each of which are registered hereby, are covered by this Registration Statement.

(7)
An indeterminate number of warrant units of Willis Group Holdings Limited are covered by this registration statement. Each warrant unit consists of a warrant under which the holder, upon exercise, will purchase an indeterminate number of shares of common stock or preferred stock or amount of debt securities.

(8)
An indeterminate number of stock purchase contracts, stock purchase units and prepaid stock purchase contracts of Willis Group Holdings Limited, each representing the obligation to purchase an indeterminate number of shares of common stock, which are registered hereby, are covered by this Registration Statement.

        This Registration Statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions, as well as re-sales by selling securityholders, that occur on an ongoing basis in securities that have been previously or will be issued under this Registration Statement.

PROSPECTUS

WILLIS GROUP HOLDINGS LIMITED

Debt Securities
Preferred Stock
Common Stock
Warrants
Warrant Units
Stock Purchase Contracts
Stock Purchase Units
Prepaid Stock Purchase Contracts

TRINITY ACQUISITION LIMITED

Guaranteed Debt Securities

WILLIS NORTH AMERICA INC.

Guaranteed Debt Securities

        We or either of our indirect wholly-owned subsidiaries named above (the "Subsidiary Issuers") may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or either of the Subsidiary Issuers may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

        Willis Group Holdings Limited's common stock is listed on the New York Stock Exchange under the symbol "WSH".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Willis Group Holdings Limited, either of the Subsidiary Issuers or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated June 21, 2006.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC", utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or either of the Subsidiary Issuers may sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus describes some of the general terms that may apply to the securities that we or either of the Subsidiary Issuers may offer and the general manner in which the securities may be offered. Each time we or the Subsidiary Issuers sell securities, we or the Subsidiary Issuers will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. Willis Group Holdings Limited and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as "other offering material". A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA". A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with the additional information described under the heading "Where You Can Find More Information About Us".

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC's public reference room mentioned under the heading "Where You Can Find More Information About Us".

        You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the Subsidiary Issuers, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the Subsidiary Issuers are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

        We or the Subsidiary Issuers may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by Willis Group Holdings Limited or the Subsidiary Issuers directly or through dealers or agents designated from time to time. If Willis Group Holdings Limited or the Subsidiary Issuers, directly or through agents, solicit offers to purchase the securities, Willis Group Holdings Limited and the Subsidiary Issuers reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

        Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, which we refer to as the "Securities Act".

        References in this prospectus to the "Company", "Willis Group Holdings Limited", "Holdings", "we", "us" or "our" refer to Willis Group Holdings Limited only and do not include its consolidated subsidiaries.

        Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or "$".

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

        Some of the statements included in this prospectus may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "believes," "anticipates," "includes," "plans," "assumes," "estimates," "projects," "intends," "should," "will," "shall" or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management's current expectations and beliefs concerning future developments and their potential effects upon Willis Group Holdings Limited and its subsidiaries. There can be no assurance that future developments affecting Willis Group Holdings Limited and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of stock, real estate and other financial markets; (2) interest rate fluctuations; (3) competition in our product lines and for personnel; (4) changes in tax law; (5) economic, political, currency and other risks relating to our international operations; (6) fluctuations in foreign currency exchange rates and foreign securities markets; (7) regulatory or legislative changes; (8) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (9) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (10) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (11) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (12) changes in statutory or U.S. GAAP accounting principles, practices or policies; (13) changes in assumptions for retirement expense; and (14) Willis Group Holdings Limited's primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions. Willis Group Holdings Limited does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

BERMUDA MONETARY AUTHORITY

        The Bermuda Monetary Authority has classified us as a non-resident of Bermuda for exchange control purposes. Accordingly, the Bermuda Monetary Authority does not restrict our ability to convert currency, other than Bermuda dollars, held for our account to any other currency, to transfer funds in and out of Bermuda or to pay dividends or other forms of payment to non-Bermuda residents who are shareholders or holders of our other securities, other than in Bermuda dollars. Prior to June 1, 2005, the specific permission of the Bermuda Monetary Authority was required for the issue and transfer of our shares and other securities under the Exchange Control Act 1972 of Bermuda and regulations under it. From that date, the Bermuda Monetary Authority have granted a general permission for the issue and transfer of our shares and other securities to persons who are not residents of Bermuda so long as our shares remain listed on an appointed stock exchange, such as the New York Stock Exchange.

        The securities referred to in this prospectus and the conversion of any such securities into shares of our common stock will be covered by the general permission of the Bermuda Monetary Authority effective June 1, 2005. After the issue of any of the securities referred to in this prospectus, the Company will deliver to and file a copy of this prospectus together with the relevant supplemental prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law. The Bermuda Monetary Authority and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus. Securities may be offered or sold in Bermuda only in compliance with the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site referred to above.

        The SEC's rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until we sell all of the securities registered by the registration statements of which this prospectus is a part:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2005 (except for Items 6, 7 and 8 which are incorporated by reference from our Current Report on Form 8-K filed on June 21, 2006);

  •
  Our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2006 (except for Item 1 which is incorporated by reference from our Current Report on Form 8-K filed on June 21, 2006); and

  •
  Our Current Reports on Form 8-K filed on March 22, March 31, May 1, June 13 and June 21, 2006.

        The Company makes available, free of charge through our website at www.willis.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement.

SUMMARY

        This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under "Where You Can Find More Information About Us".

The Securities We May Offer

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration or continuous offering process. Under the shelf registration process, Willis Group Holdings Limited may offer from time to time any of the following securities, either separately or in units with other securities:

  •
  debt securities;

  •
  preferred stock;

  •
  common stock;

  •
  warrants and warrant units;

  •
  stock purchase contracts and prepaid stock purchase contracts; and

  •
  stock purchase units.

        In addition, Trinity Acquisition Limited or Willis North America Inc., each an indirect wholly-owned subsidiary of Willis Group Holdings Limited, may offer debt securities. Any debt securities issued by Trinity Acquisition Limited will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of its direct and indirect parent entities. Any debt securities issued by Willis North America Inc. will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited which collectively comprise all of its direct and indirect parent entities.

        In addition, certain selling shareholders identified in a prospectus supplement may offer and sell these securities, from time to time, on terms described in the applicable prospectus supplement.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Debt Securities

        We may offer unsecured general obligations of Willis Group Holdings Limited, which may be either senior, senior subordinated or subordinated, and may be convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis Group Holdings Limited as the "Holdings debt securities". The senior debt securities will have the same rank as all of Holdings' other unsecured and unsubordinated debt. The subordinated debt securities and the senior subordinated debt securities will be entitled to payment only after payment of Holdings' senior debt.

        The Holdings debt securities will be issued under one of three indentures between Willis Group Holdings Limited and a trustee. We have summarized general features of the debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statements to which this prospectus relates.

        We may offer unsecured general obligations of Trinity Acquisition Limited, which may be either senior, senior subordinated or subordinated and may be convertible into shares of our common stock. Any of such debt securities of Trinity Acquisition Limited will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Trinity Acquisition Limited as the "Trinity debt securities". The Trinity senior debt securities will have the same rank as all of the other unsecured and unsubordinated debt of Trinity Acquisition Limited. The subordinated debt securities and the senior subordinated debt securities of Trinity Acquisition Limited will be entitled to payment only after payment of Trinity Acquisition Limited's senior debt, including guarantees outstanding under our senior credit facility.

        The Trinity debt securities will be issued under one of three indentures among Trinity Acquisition Limited, the guarantors thereto and a trustee. We have summarized general features of the Trinity debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statements of which this prospectus is a part.

        We may also offer unsecured general obligations of Willis North America Inc., which may be either senior, senior subordinated or subordinated and may be convertible into shares of our common stock. Any of such debt securities of Willis North America Inc. will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis North America Inc. as the "Willis North America debt securities", and we refer to the Holdings debt securities, Trinity debt securities and the Willis North America debt securities together as the "debt securities". The Willis North America Inc. senior debt securities will have the same rank as all of the other unsecured and unsubordinated debt of Willis North America Inc. The subordinated debt securities and the senior subordinated debt securities of Willis North America Inc. will be entitled to payment only after payment of Willis North America Inc.'s senior debt, including amounts outstanding under our senior credit facility.

        The Willis North America debt securities will be issued under one of three indentures between the Willis North America Inc., the guarantors thereto and a trustee. We have summarized general features of the Willis North America debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statements of which this prospectus is a part.

Preferred Stock

        We may issue preferred stock, par value $0.000115 per share, of Willis Group Holdings Limited, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Common Stock

        We may issue common stock, par value $0.000115 per share, of Willis Group Holdings Limited. Holders of common stock are entitled to receive dividends when declared by the Board of Directors, subject to the rights of holders of preferred stock. Each holder of common stock is entitled to one vote per share. Except as described herein, the holders of common stock have no preemptive rights or cumulative voting rights.

Warrants and Warrant Units

        We may issue warrants for the purchase of preferred stock or common stock or debt securities of Willis Group Holdings Limited. We may issue warrants independently or together with other securities. We may also issue warrant units. Each warrant unit will consist of a warrant under which the holder, upon exercise, will purchase a specified number of shares of common or preferred stock.

Stock Purchase Contracts, Stock Purchase Units and Prepaid Stock Purchase Contracts

        We may issue stock purchase contracts obligating holders to purchase from us common stock of Willis Group Holdings Limited. We may issue stock purchase contracts independently or together as part of stock purchase units.

THE WILLIS GROUP

        Willis Group Holdings Limited is the ultimate holding company for the Willis Group. We trace our history to 1828 and are one of the largest insurance brokers in the world.

        Willis Group Holdings Limited was incorporated in Bermuda on February 8, 2001 as an exempted company under the Companies Act 1981 of Bermuda, as amended, for the sole purpose of redomiciling the ultimate parent company of the Willis Group (comprised of TA I Limited and subsidiaries) from the United Kingdom to Bermuda. We completed an initial public offering of approximately 16% of our shares in June 2001. In November 2001, May 2002, April 2003, February 2004 and November 2005 approximately 14%, 15%, 16%, 15% and 4% of our shares were publicly sold through secondary public offerings.

        We provide a broad range of insurance brokerage and risk management consulting services to our worldwide clients. We have significant market positions in the United States, in the United Kingdom and, directly and through our associates, in many other countries. We are a recognized leader in providing specialized risk management advisory and other services on a global basis to clients in various industries including the aerospace, marine, construction and energy industries.

        In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through our global distribution network.

        We assist clients in the assessment of their risks, advise on the best ways of transferring suitable risk to the global insurance and reinsurance markets and then execute the transactions at the most appropriate available price, terms and conditions for our clients. Our global distribution network enables us to place the risk in the most appropriate insurance or reinsurance market worldwide. We also offer clients a broad range of services to help them to identify and control their risks. These services range from strategic risk consulting (including providing actuarial analyses) to a variety of due diligence services to the provision of practical on-site risk control services (such as health and safety or property loss control consulting). We also assist clients in planning how to manage incidents or crises when they occur. These services include contingency planning, security audits and product tampering plans. We are not an insurance company and therefore we do not underwrite insurance risks for our own account.

        We and our associates serve a diverse base of clients located in more than 190 countries. These clients include major multinational and middle-market companies in a variety of industries, as well as public institutions and individual clients. Many of our client relationships span decades. With approximately 15,400 employees around the world and a network of about 300 offices in some 80 countries, in each case including our associates, we believe we are one of only three insurance brokers in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to meet effectively the global risk management needs of many of our clients.

Our Executive Offices

        Our principal executive offices are located at Ten Trinity Square, London EC3P 3AX, England. Our telephone number is (44) 20-7488-8111.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows the consolidated ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends of Willis Group Holdings Limited or its predecessor for each of the five most recent fiscal years and for the three months ended March 31, 2006 and 2005.

	Year Ended December 31,					Three Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
Ratio of earnings to fixed charges	3.4x	5.9x	8.4x	13.5x	9.0x	7.8x	14.9x
Ratio of earnings to combined fixed charges and preferred stock dividends	2.9x	5.9x	8.4x	13.5x	9.0x	7.8x	14.9x

USE OF PROCEEDS

        We will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

        This section explains the provisions of the debt securities that we may offer and sell by this prospectus. The particular terms of the debt securities offered, including any changes from these terms, will be described in a prospectus supplement relating to those debt securities.

        The debt securities will be governed by the applicable indentures. The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures. The applicable indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every provision of the debt securities or the indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. You should read the applicable indenture, including the defined terms, and the particular terms of the debt securities for provisions that may be important to you. You should read the prospectus supplement relating to a series of debt securities for more information about the terms of a particular series of debt securities, including variations from the terms described in this prospectus. This summary is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

        The Holdings debt securities will be general unsecured obligations of Willis Group Holdings Limited. The Holdings senior debt securities will be senior to all subordinated debt of Willis Group Holdings Limited. The Holdings senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis Group Holdings Limited.

        The Holdings senior subordinated debt securities will be subordinate to any Holdings senior debt and to certain other debt obligations of Willis Group Holdings Limited that may be outstanding. The Holdings senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis Group Holdings Limited that may be outstanding and senior to certain subordinated debt of Willis Group Holdings Limited that may be outstanding, including any Holdings subordinated debt securities.

        The Holdings subordinated debt securities will be subordinate in right of payment to any Holdings senior debt, to Holdings senior subordinated debt securities and to certain other obligations of Willis Group Holdings Limited and will rank equally with certain other subordinated debt of Willis Group Holdings Limited. None of the Holdings debt securities will be guaranteed unless otherwise described in the applicable prospectus supplement.

        The Holdings senior debt securities are to be issued under a senior indenture to be executed between Willis Group Holdings Limited and JPMorgan Chase Bank, N.A. We refer to this indenture as the "Holdings senior indenture". Holdings senior subordinated debt securities are to be issued under a senior subordinated indenture to be executed by Willis Group Holdings Limited and JPMorgan Chase Bank, N.A., as trustee. We refer to this indenture as the "Holdings senior subordinated indenture". Holdings subordinated debt securities are to be issued under a subordinated indenture to be executed by Willis Group Holdings Limited and JPMorgan Chase Bank, N.A., as trustee. We refer to this indenture as the "Holdings subordinated indenture". In this prospectus, the Holdings senior indenture, the Holdings senior subordinated indenture and the Holdings subordinated indenture are sometimes collectively referred to as the "Holdings indentures" and the trustees thereunder are sometimes collectively referred to as the "Holdings trustees" and individually as a "Holdings trustee".

        The Trinity debt securities will be general unsecured obligations of Trinity Acquisition Limited. The Trinity senior debt securities will be senior to all subordinated debt of Trinity Acquisition Limited, including any outstanding Trinity senior subordinated debt securities and Trinity subordinated debt securities. The Trinity senior debt securities will rank equally with other unsecured, unsubordinated debt of Trinity Acquisition Limited.

        The Trinity senior subordinated debt securities will be subordinated to any Trinity senior debt securities and to other certain debt obligations of Trinity Acquisition Limited that may be outstanding, including guarantees outstanding under our senior credit facility. The Trinity senior subordinated debt securities will rank equally with certain other senior subordinated debt of Trinity Acquisition Limited that may be outstanding and senior to certain subordinated debt of Trinity Acquisition Limited that may be outstanding, including any Trinity subordinated debt securities.

        The Trinity subordinated debt securities will be subordinated in right of payment to any Trinity senior debt securities, including guarantees outstanding under our senior credit facility, and Trinity senior subordinated debt securities and to certain other obligations of Trinity Acquisition Limited and will rank equally with certain other subordinated debt of Trinity Acquisition Limited.

        The Trinity debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of the direct and indirect parent entities of Trinity Acquisition Limited.

        The Trinity senior debt securities will be issued under a senior indenture to be executed among Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and JPMorgan Chase Bank, N.A., as trustee. We refer to this indenture as the "Trinity senior indenture". The Trinity senior subordinated debt securities will be issued under a senior subordinated indenture to be executed between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and JPMorgan Chase Bank, N.A., as trustee. We refer to this indenture as the "Trinity senior subordinated indenture". The Trinity subordinated debt securities will be issued under a subordinated indenture to be executed between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and JPMorgan Chase Bank, N.A., as trustee. We refer to this indenture as the "Trinity subordinated indenture". The Trinity senior indenture, the Trinity senior subordinated indenture and the Trinity subordinated indenture are sometimes referred to individually as a "Trinity indenture" and collectively as the "Trinity indentures" and the trustees thereunder are sometimes collectively referred to as the "Trinity trustees" and individually as a "Trinity trustee".

        The Willis North America debt securities will be general unsecured obligations of Willis North America Inc. The Willis North America senior debt securities will be senior to all subordinated debt of Willis North America Inc., including any outstanding Willis North America senior subordinated debt securities and any Willis North America subordinated debt securities. The Willis North America senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis North America Inc.

        The Willis North America senior subordinated debt securities will be subordinated to any Willis North America senior debt securities and to other certain debt obligations of Willis North America Inc. that may be outstanding, including amounts outstanding under our senior credit facility. The Willis North America senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis North America Inc. that may be outstanding and senior to certain subordinated debt of Willis North America Inc. that may be outstanding, including any Willis North America subordinated debt securities.

        The Willis North America subordinated debt securities will be subordinated in right of payment to any Willis North America senior debt securities, including amounts outstanding under our senior credit facility, and Willis North America senior subordinated debt securities and to certain other obligations of Willis North America Inc. and will rank equally with certain other subordinated debt of Willis North America Inc.

        The Willis North America debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited which collectively comprise all of the direct and indirect parent entities of Willis North America Inc.

        The Willis North America senior debt securities will be issued under a senior indenture dated July 1, 2005 between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited as guarantors, and JPMorgan Chase Bank, N.A, as trustee. We refer to this indenture as the "Willis North America senior indenture". The Willis North America senior subordinated debt securities will be issued under a senior subordinated indenture to be executed between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited as guarantors, and JPMorgan Chase Bank, N.A., as trustee. We refer to this indenture as the "Willis North America senior subordinated indenture". The Willis North America subordinated debt securities will be issued under a subordinated indenture to be executed between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited, as guarantors, and JPMorgan Chase Bank, N.A., as trustee. We refer to this indenture as the "Willis North America subordinated indenture". The Willis North America senior indenture, the Willis North America senior subordinated indenture and the Willis North America subordinated indenture are sometimes referred to individually as a "Willis North America indenture" and collectively as the "Willis North America indentures" and the trustees thereunder are sometimes collectively referred to as the "Willis North America trustees" and individually as a "Willis North America trustee".

        The Holdings senior indenture, the Trinity senior indenture and the Willis North America senior indenture are sometimes referred to individually as a "senior indenture" and collectively as the "senior indentures". The Holdings senior subordinated indenture, the Trinity senior subordinated indenture and the Willis North America senior subordinated indenture are sometimes referred to individually as a "senior subordinated indenture" and collectively as the "senior subordinated debt indentures". The Holdings senior indenture, the Trinity subordinated indenture and the Willis North America subordinated indenture are sometimes referred to individually as a "subordinated indenture" and collectively as the "subordinated indentures". The Holdings indentures, the Trinity indentures and the

Willis North America indentures are sometimes referred to individually as an "indenture" and collectively as the "indentures". The Holdings trustees, the Trinity trustees and the Willis North America trustees are sometimes referred to individually as a "trustee" and collectively as "trustees".

        The indentures are substantially identical, except for provisions relating to guarantees, conversion and subordination. For purposes of the summaries below, the term "issuer" shall refer to Willis Group Holdings Limited in the case of Holdings debt securities, Trinity Acquisition Limited in the case of Trinity debt securities and Willis North America Inc. in the case of Willis North America debt securities. The term "guarantor" shall refer to each guarantor under the applicable Trinity indenture or Willis North America indenture, as the case may be.

        The Holdings senior debt securities, the Trinity senior debt securities and the Willis North America senior debt securities may be referred to collectively as "senior debt securities". The Holdings senior subordinated debt securities, the Trinity senior subordinated debt securities and the Willis North America senior subordinated debt securities may be referred to collectively as "senior subordinated debt securities". The Holdings subordinated debt securities, the Trinity subordinated debt securities and the Willis North America subordinated debt securities may be referred to collectively as "subordinated debt securities".

General

        The indentures do not limit the aggregate principal amount of debt securities which may be issued. The indentures also provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the amount authorized by the applicable issuer, in each case as established from time to time in or pursuant to a resolution of our Board of Directors and set forth in an officers' certificate or established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        Reference is made to the prospectus supplement for the following terms of any offered debt securities:

  •
  the identity of the issuer and the guarantors, if applicable;

  •
  the designation (including whether they are senior debt securities, senior subordinated debt securities or subordinated debt securities and whether such debt securities are convertible), aggregate principal amount and authorized denominations of the offered debt securities;

  •
  the percentage of their principal amount at which such offered debt securities will be issued;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the offered debt securities will mature or the method of determination thereof;

  •
  the rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method by which such rate or rates shall be determined, any reset features of the rates and the date or dates from which such interest will accrue or the method by which such date or dates shall be determined;

  •
  the dates on which any such interest will be payable and the regular record dates for such interest payment dates;

  •
  any mandatory or optional sinking fund or purchase fund or similar provisions;

  •
  if applicable, the period or periods within which and the price or prices at which the offered debt securities may be redeemed at the option of the applicable issuer pursuant to any optional or mandatory redemption provisions or may be repurchased at the option of the holder of the offered debt securities, and the other redemption or repurchase terms;

  •
  if applicable, the terms and conditions upon which the offered debt securities may be convertible into common stock, including the initial conversion rate, the conversion period and any other provision;

  •
  if other than denominations of $1,000 and integral multiples thereof, the denominations in which debt securities of the series shall be issuable;

  •
  if other than the principal amount of the offered debt securities, the portion of the principal amount which shall be payable upon declaration of acceleration of maturity of the offered securities;

  •
  whether such offered debt securities shall be subject to defeasance and under what terms;

  •
  any events of default provided with respect to the offered debt securities that are in addition to or different from those explained here;

  •
  any subordination terms that are in addition to or different from those explained here;

  •
  any guarantee terms that are in addition to or different from those explained here; and

  •
  any other terms of the offered debt securities.

        Unless otherwise indicated in the prospectus supplement, the principal of, premium and interest on the offered debt securities will be payable, and exchanges and transfers of the debt securities will be handled, at the applicable trustee's corporate trust office. The applicable issuer will have the option to pay interest by check mailed to the holder's address as it appears in the security register.

        No service charge will be made for any registration of transfer or exchange of the offered debt securities, but the applicable issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with an exchange or transfer.

        Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in the prospectus supplement.

Ranking

        The payment of the principal of premium, if any, and interest on, the senior subordinated debt securities and the subordinated debt securities will be subordinated, as set forth in the senior subordinated or subordinated indentures, in right of payment, to the prior payment in full of all senior indebtedness, whether outstanding on the date of the applicable indenture or thereafter incurred.

        Except as set forth in the applicable prospectus supplement, upon any distribution to creditors of an issuer or a guarantor in a liquidation or dissolution of such issuer or guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to it or its property, an assignment for the benefit of creditors or any marshalling of its assets and liabilities, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents of such senior indebtedness and all outstanding letter of credit obligations will be fully cash collateralized before the holders of the debt securities will be entitled to receive any payment with respect to the senior subordinated debt securities or the subordinated debt securities, and until all senior indebtedness is paid in full in cash or cash equivalents, any distribution to which the holders of the debt securities would be entitled shall be made to the holders of senior indebtedness, except that holders of the senior subordinated debt securities or the subordinated debt securities may receive

  (1)
  shares of capital stock and any securities representing indebtedness that are subordinated at least to the same extent as the senior subordinated debt securities or the subordinated debt securities to

  •
  senior indebtedness and

  •
  any securities issued in exchange for senior indebtedness and

  (2)
  payments made from the trust referred to under "Satisfaction and Discharge of Indenture; Defeasance".

        An issuer or a guarantor also may not make any payment upon or in respect of the senior subordinated debt securities or the subordinated debt securities, except in such subordinated securities or from the trust referred to under "Satisfaction and Discharge of Indenture; Defeasance", if

  (1)
  a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers' acceptances or fees relating to letters of credit or bankers' acceptances constituting, designated senior indebtedness occurs and is continuing beyond any applicable period of grace, a payment default, or

  (2)
  any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness as to which such default relates to accelerate its maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any applicable grace periods, a non-payment default, and the applicable trustee receives a payment blockage notice with respect to such default from a representative of holders of such designated senior indebtedness.

        Payments on the senior subordinated debt securities or the subordinated debt securities, as the case may be, including any missed payments, may and shall be resumed:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such designated senior indebtedness shall have been discharged or paid in full in cash or cash equivalents and all outstanding letter of credit obligations shall have been fully cash collateralized; and

  (2)
  in case of a nonpayment default, the earlier of

  •
  the date on which such nonpayment default is cured or waived,

  •
  179 days after the date on which the applicable payment blockage notice is received, each such period, the payment blockage period, or

  •
  the date such payment blockage period shall be terminated by written notice to the applicable trustee from the requisite holders of such designated senior indebtedness necessary to terminate such period or from their representative.

        No new payment blockage period may be commenced until 365 days have elapsed since the effectiveness of the immediately preceding payment blockage notice. However, if any payment blockage notice within such 365-day period is given by or on behalf of any holders of designated senior indebtedness, other than the agent under our senior credit facility, the agent under our senior credit facility may give another payment blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the applicable trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 90 days.

        If an issuer or a guarantor fails to make any payment on the senior subordinated debt securities or the subordinated debt securities when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure would constitute an event of default under the applicable indenture and would enable the holders of the senior subordinated debt securities or the subordinated debt securities to accelerate the maturity of such debt securities.

        The applicable indenture will further require that an issuer or a guarantor promptly notify holders of senior indebtedness if payment of the senior subordinated debt securities or the subordinated debt securities is accelerated because of an event of default.

        "Designated senior indebtedness" means:

  •
  senior indebtedness under our senior credit facility (including any amendments, replacements or refinancings thereof); and

  •
  any other senior indebtedness permitted under the applicable indenture the principal amount of which is $25.0 million or more and that has been designated by an issuer as designated senior indebtedness.

        "Senior indebtedness" means:

  (1)
  the obligations under our senior credit facility; and

  (2)
  the obligations under any other indebtedness permitted to be incurred by an issuer under the terms of the applicable indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities or the subordinated debt securities, as the case may be, including, with respect to clauses (1) and (2), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate specified in the documents evidencing or governing such senior indebtedness, whether or not such interest is an allowable claim in such bankruptcy proceeding.

        Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include:

  •
  any liability for federal, state, local or other taxes owed or owing by an issuer;

  •
  any obligation of an issuer to its direct or indirect parent corporations or to any of its subsidiaries;

  •
  any accounts payable or trade liabilities, including obligations in respect of funds held for the account of third parties, arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities, other than obligations in respect of letters of credit under our senior credit facility;

  •
  any indebtedness that is incurred in violation of the applicable indenture;

  •
  indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to an issuer;

  •
  in the case of the subordinated debt securities, any indebtedness, guarantee or obligation of an issuer which is subordinate or junior to any other indebtedness, guarantee or obligation of such issuer;

  •
  indebtedness evidenced by the subordinated debt securities and, in the case of the senior subordinated debt securities, indebtedness evidenced by the senior subordinated debt securities; and

  •
  capital stock of an issuer.

        "Senior Indebtedness" of an issuer or any guarantor of the senior subordinated debt securities or the subordinated debt securities has a correlative meaning.

Conversion Rights

        The prospectus supplement will provide whether the offered debt securities will be convertible and, if so, the initial conversion price or conversion rate at which such convertible debt securities will be convertible into shares of Willis Group Holdings Limited common stock. The holder of any convertible debt security will have the right exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed by Willis Group Holdings Limited, to convert such debt security at the principal amount (or, if such debt security is an original issue discount security, such portion of the principal amount thereof as is specified in the terms of such debt security) into shares of common stock at the conversion price or conversion rate set forth in the prospectus supplement, subject to adjustment. The holder of a convertible debt security may convert a portion of the debt security which is $1,000 or any integral multiple of $1,000. In the case of debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption as may be specified in the prospectus supplement, except that in the case of redemption at the option of the holder, if applicable, such right will terminate upon receipt of written notice of the exercise of the option.

        In certain events, the conversion rate will be subject to adjustment as set forth in the applicable indenture. Such events may include:

  •
  the issuance of shares of any class of capital stock of Willis Group Holdings Limited as a dividend on the common stock into which the debt securities of such series are convertible;

  •
  subdivisions, combinations and reclassifications of the common stock into which debt securities of such series are convertible;

  •
  the issuance to all holders of common stock into which debt securities of such series are convertible of rights or warrants entitling the holders (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at a price per share less than the current market price per share of common stock (as defined in the indentures); and

  •
  the distribution to all holders of common stock of evidences of debt of Willis Group Holdings Limited or of assets (excluding cash dividends paid from retained earnings and dividends payable in common stock for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above).

        No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of common stock will not be issued upon conversion, but Willis Group Holdings Limited will pay a cash adjustment for it. Convertible debt securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible debt securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest which the registered holder is to receive.

Defaults, Notice and Waiver

        The following are events of default under the indentures with respect to debt securities of any series issued thereunder:

  •
  default in the payment of interest on any debt security of that series when due continued for 30 days (whether or not such payment is prohibited by the subordination provisions, if any, of the indenture);

  •
  default in the payment of the principal of (or premium, if any on) any debt security of that series at its maturity (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

  •
  default in the deposit of any sinking fund payment, when due by the terms of any debt security of that series (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

  •
  default in the performance, or breach, of any other covenant of the applicable issuer, any of its restricted subsidiaries, in the case of Holdings debt securities or Trinity debt securities, Trinity or any of its restricted subsidiaries, in the case of Willis North America debt securities, or any guarantor specified in the indenture or any debt security of that series (other than a covenant a default in whose performance or whose breach is elsewhere dealt with or which has been included in the indenture solely for the benefit of debt securities other than that series), continued for 90 days after written notice from the trustee or the holders of 25% or more in principal amount of the debt securities of such series outstanding;

  •
  certain events of bankruptcy, insolvency or reorganization;

  •
  if applicable, any guarantee shall for any reason cease to exist or shall not be in full force and effect enforceable in accordance with its terms; and

  •
  any other event of default provided with respect to debt securities of that series.

        If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal balance immediately due and payable. Notwithstanding the foregoing, in the case of an event of default arising from the events described in the fifth bullet above, all outstanding debt securities of the applicable series will become due and payable without further action or notice. However, any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, by written notice rescind and annul such acceleration under certain circumstances. For information as to waiver of defaults, see "Modification and Waiver" below.

        Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provision relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an event of default and the continuation thereof.

        The applicable issuer and, in the case of Willis North America debt securities, Trinity Acquisition Limited must file annually with each trustee an officers' certificate stating whether or not the issuer is in default in the performance and observance of any of the terms, provisions and conditions of the respective indenture and, if so, specifying the nature and status of the default.

        Each indenture provides that the trustee, within 90 days after the occurrence of a default, will give by mail to all holders of debt securities of any series notice of all defaults with respect to such series known to it, unless such default has been cured or waived; but, in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund or similar obligation installment with respect to debt securities of such series, the trustee shall be protected in withholding such notice if the Board of Directors or such committee of directors as designated in such indenture or responsible officer of the trustee in good faith determines that the withholding of such notice is in the interest of such holders.

        Each indenture contains a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any right or power under such indenture at the request of any such holders. Each indenture provides that the holders of a majority in principal amount of the then outstanding debt securities of any series may, subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee regarding the debt securities of such series. The right of a holder to institute a proceeding with respect to each indenture is subject to certain conditions precedent including notice and indemnity to the trustee, but the holder has an absolute right to receipt of principal and interest when due and to institute suit for payment of principal and interest.

Covenants

  Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the prospectus supplement relating to offered debt securities, the applicable issuer and, in the case of Willis North America debt securities and the Trinity debt securities, any of the guarantors without the consent of any holder of outstanding debt securities, may consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, provided that the person formed by such consolidation or into which the applicable issuer or, in the case of Willis North America debt securities and the Trinity debt securities, any of the guarantors, is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the applicable issuer or guarantor, as the case may be, substantially as an entirety is, in the case of Willis North America Inc., organized under the laws of the United States, any State thereof, or the District of Columbia, or in the case of any guarantor other than Willis Group Holdings Limited, under the laws of England and Wales, and in the case of Willis Group Holdings Limited, under the laws of any United States jurisdiction, any state thereof, Bermuda, England and Wales or any country that is a member of the European Monetary Union and was such member on January 1, 2004, as the case may be, and expressly assumes the applicable issuer's or guarantor's obligations, as the case may be, on the debt securities and under the indenture, that after giving effect to the transaction, no event of default shall have happened and be continuing, and that certain other conditions are met.

  Other Covenants

        The prospectus supplement relating to offered debt securities will describe any other material covenants in respect of a series of debt securities. Unless otherwise indicated in the applicable prospectus supplement, any covenants applicable to the Holdings debt securities will be binding on Holdings and its restricted subsidiaries and any covenants applicable to the Trinity debt securities or the Willis North America debt securities will be binding on Trinity and its restricted subsidiaries, with the exception of any covenant regarding filing reports under the Securities Exchange Act of 1934, as amended, which will be binding on Willis Group Holdings Limited. Other than the covenant included in the indentures described under "Consolidation, Merger and Sale of Assets" above or any covenant described in the applicable prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations or the incurrence of additional indebtedness by the applicable issuer or any guarantor, and there are no covenants or other provisions in the indenture providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control transaction or a highly leveraged transaction.

Modification and Waiver

        Modification and amendments of the indentures may be made by the applicable issuer, if applicable, any guarantor, and the trustee with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected provided, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or any premium or interest, on any debt security;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

  •
  adversely affect any right of repayment at the option of the holder of any security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation of the holder or modify the payment terms of any sinking fund or similar obligation;

  •
  impair the right to commence suit for the enforcement of any payment on or after the stated maturity thereof with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        Without the consent of any holder of outstanding debt securities, the applicable issuer, any guarantor, and the trustee may amend or supplement the indentures and each series of debt securities to evidence the succession of another corporation to the applicable issuer or a guarantor and the assumption of such successor to the obligations thereof, to establish the form or terms of any series of debt securities, to cure any ambiguity or inconsistency or to provide for debt securities in bearer form in addition to or in place of registered debt securities or to make any other provisions that do not adversely affect the rights of any holder of outstanding debt securities, including adding guarantees.

        The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in respect of a provision which under such indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Satisfaction and Discharge of Indenture; Defeasance

        The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when:

  •
  all debt securities, with all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable Trustee for cancellation;

  •
  all debt securities of that series not theretofore delivered to the applicable Trustee for cancellation:

  •
  have become due and payable;

  •
  will become due and payable at their stated maturity within one year; or

  •
  are to be called for redemption within one year; or

  •
  certain events or conditions occur as specified in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, other than the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series and certain other obligations, known as "covenant defeasance", at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity; and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance.

        In addition, unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, including the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series, known as "legal defeasance", at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity, and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a change in the federal tax law since the date of the indenture to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or the delivery to the trustee of a ruling or other formal statement or action by the Internal Revenue Service to the same effect.

Guarantees

        Unless otherwise set forth in the applicable prospectus supplement, the Holdings debt securities will not be guaranteed. Payment of the principal of, premium, if any, and interest on the Trinity debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of its direct and indirect parent entities. Payment of the principal of, premium, if any, and interest on the Willis North America debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited, which collectively comprise all of its direct and indirect parent entities. The guarantees will be made on a senior, senior subordinated or subordinated basis corresponding to the relative ranking of the underlying debt securities.

        The obligations of each guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance under applicable U.S. Federal or state laws. Each guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from any other guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with generally accepted accounting principles.

        A guarantee issued by any guarantor will be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any person not an affiliate of Willis Group Holdings Limited of all of Willis Group Holdings Limited's capital stock in, or all or substantially all the assets of, such guarantor.

Trustees

        JPMorgan Chase Bank, N.A. is the trustee under the senior indentures. JPMorgan Chase Bank, N.A. is the trustee under the senior subordinated indentures. JPMorgan Chase Bank, N.A. is the trustee under the subordinated indentures. The trustees may perform certain services for and transact other banking business with Willis Group Holdings Limited, Trinity Acquisition Limited, Willis North America Inc. or, if applicable, any guarantor from time to time in the ordinary course of business.

Bermuda Monetary Authority Approval

        Any issuance or transfer of any debt security of Willis Group Holdings Limited and the conversion of any debt securities into common stock of Willis Group Holdings Limited will be covered by the general permission of the Bermuda Monetary Authority dated June 1, 2005.

DESCRIPTION OF CAPITAL STOCK

        The following summary is a description of the material terms of the capital stock of Willis Group Holdings Limited. Our memorandum of association and bye-laws are filed as exhibits to the registration statements to which this prospectus relates.

General

        We were incorporated as an exempted company under The Companies Act 1981 of Bermuda, as amended. Accordingly, the rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws.

        Our authorized capital consists of 4,000 million shares of common stock and 1,000 million shares of preferred stock. As of May 31, 2006, our issued and outstanding share capital consisted of 157,428,986 shares of common stock. So long as our shares are listed on an appointed stock exchange, such as the New York Stock Exchange, persons who are not residents of Bermuda may freely hold, vote and transfer the shares that we are offering in this prospectus.

Common Stock

        Our current authorized but unissued shares are at the disposal of our Board of Directors, who may issue, grant options over or otherwise dispose of those shares to any persons and on any terms they deem appropriate, provided the issuance does not violate Bermuda law or our bye-laws and we obtain Bermuda Monetary Authority approval in applicable circumstances.

  Voting Rights and Shareholders' Meetings

        Holders of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. Unless required by Bermuda law or our bye-laws, voting at general meetings is decided by a simple majority of the votes cast at a meeting at which a quorum is present. Under our bye-laws, shareholders representing at least 50% of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote constitute a quorum. Under our bye-laws, the vote of 75% of the common shares entitled to vote and the approval of a majority of the board is required to amend bye-laws regarding appointment and removal of directors, remuneration, powers and duties of the board, indemnification of directors and officers, director's interests and the procedures for amending bye-laws. Any share entitled to vote may be voted by written proxy and proxies may be valid for all general meetings. There are no limitations under Bermuda law on the voting rights of non-resident or foreign shareholders.

        Under Bermuda law, a company is required to convene at least one general shareholders' meeting per calendar year. Under Bermuda law and our bye-laws, general meetings of shareholders may either be annual or special. Under Bermuda law, special general meetings must be called upon the request of shareholders holding not less than 10% of the paid up capital of the company carrying the right to vote at general meetings. Directors may also convene special general meetings as they deem necessary.

        Bermuda law requires that shareholders be given at least five days' advance notice of a general meeting, although the accidental omission of notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, notice of annual general meetings must be made in writing at least 21 days before the meeting and notice of special general meetings must be made in writing at least seven days before the meeting.

  Election or Removal of Directors

        Under Bermuda law and our bye-laws, directors are elected at the annual general meeting or to serve until their successors are elected or appointed, unless they are earlier removed or resign.

        The election of our directors is determined by a simple majority of votes cast, except as otherwise required by law. Our shareholders do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all directors.

        Under Bermuda law and our bye-laws, a director may be removed at a special general meeting of shareholders specifically called for that purpose, provided that the director was served with at least 14 days' notice. The director has a right to be heard at the meeting. Any vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or, in the absence of any election, by the Board of Directors.

  Duties of Directors and Officers

        Under the Companies Act 1981, the duties of directors and officers are to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of the company is also required to comply with the provisions of the Companies Act 1981, all related regulations and the Company's bye-laws. In addition, the directors are subject to common law fiduciary duties. These duties include the duty to act bona fide in the best interests of the company, and not for any collateral purpose.

        Under Bermuda law, the directors' duties are owed to the company itself, not to its shareholders or members, creditors, or any class of either shareholders, members or creditors. In discharging his or her duties, a director is required to exercise the care and skill which may be reasonably expected of a person with the director's skills and experience.

        Bermuda law renders void any provision in the bye-laws or in any contract between a company and any director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. In addition, the Companies Act 1981 provides that where a director, officer or auditor of a company is found liable to any person for damages arising out of the performance of any function of his or her duties, he will only be held jointly and severally liable if it is proved that he or she knowingly engaged in fraud or dishonesty. In any other case, the court will determine the percentage of responsibility of all parties it determines has contributed to the loss or liability of the plaintiff, and the liability of any one director, officer or auditor shall be equal to the total loss suffered by the plaintiff multiplied by the director's, officer's or auditor's percentage of responsibility as determined by the court.

  Dividend Rights

        Dividends are payable only when declared by the Board of Directors. Bermuda law prohibits a company from declaring a dividend or making a distribution out of contributed surplus if there are reasonable grounds for believing that the company is, or would after payment, be unable to pay its liabilities as they become due, or the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. All dividends unclaimed for a period of six years after having been declared will be forfeited and revert to us. Except as noted in this paragraph, there are no limitations under Bermuda law on the rights of non-resident or foreign shareholders to receive dividends.

  Rights In Liquidation

        In the event of our liquidation, after payment of all debts and liabilities, we will distribute our remaining assets to our shareholders in proportion to their ownership of outstanding shares, subject to the preferential rights accorded to any series of preferred stock.

  Pre-Emptive Rights

        Generally, holders of our common stock have no pre-emptive rights.

  Changes In Capital

        We may from time to time by shareholder resolution passed by a simple majority:

  •
  increase our share capital to be divided into shares in the amount that the resolution prescribes;

  •
  divide our shares into several classes with different rights;

  •
  consolidate and divide any or all of our share capital into shares of a larger amount than our existing shares;

  •
  sub-divide any of our shares into shares of a smaller amount than that fixed by our memorandum of association, as long as the proportion between the amount paid and the amount, if any, unpaid on each reduced share be the same as on the share from which the reduced share is derived;

  •
  cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the cancelled shares;

  •
  change the currency denomination of our share capital; and

  •
  authorize the reduction of issued share capital or any share premium.

  Transfer Of Shares

        Transfer of shares must be in writing. The instruments of transfer of a share may be in any form which our Board of Directors approves.

  Modification Of Rights

        Our bye-laws provide that, subject to Bermuda law, the rights attached to any class of shares of common stock may be modified by a resolution passed at a separate general meeting of the holders representing at least a majority of the votes cast of that class. For purposes of this meeting, two or more shareholders present in person or by proxy representing at least a majority of the issued and outstanding shares of that class and entitled to vote will be a quorum.

  Borrowing Power

        Neither Bermuda law nor our bye-laws will restrict in any way our power to borrow and raise funds. The decision to borrow funds is passed by or under direction of our Board of Directors, no shareholders' resolution being required.

Preferred Stock

        Authorized shares of our preferred stock may be issued at the discretion of our Board of Directors without any further action by the shareholders, except as required by applicable law or regulation. Our Board of Directors is authorized, from time to time, to divide the preferred stock into classes or series, to designate each class or series and to determine for each class or series its respective rights and preferences, including, without limitation, any of the following:

  •
  the rate of dividends and whether dividends will be cumulative or have a preference over the common stock in right of payment;

  •
  the terms and conditions upon which shares may be redeemed and the redemption price;

  •
  sinking fund provisions for the redemption of shares;

  •
  the amount payable in respect of each share upon a voluntary or involuntary liquidation of us;

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  the terms and conditions upon which shares may be converted into other securities of ours, including common stock;

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  limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of our capital stock junior that that series, including the common stock;

  •
  conditions and restrictions on the incurrence of certain indebtedness or issuance of other senior classes of capital stock;

  •
  the terms on which shares may be redeemed, if any; and

  •
  voting rights.

        Any series or class of preferred stock could, as determined by our Board of Directors at the time of issuance, rank senior to our common stock with respect to dividends, voting rights, redemption and liquidation rights. The preferred stock authorized is of the type commonly known as blank-check preferred stock.

        The prospectus supplement relating to the new series will specify whether the series of preferred stock will be issued separately, as part of warrant units or upon exercise of warrants.

  Ranking

        Each new series of preferred stock will rank equally with each other series of preferred stock and prior to our common stock regarding the distribution of dividends or disposition of other assets, unless otherwise specified in the applicable prospectus supplement.

  Dividends

        Holders of each new series of preferred stock will be entitled to receive cash dividends, if declared by the Board of Directors out of funds legally available for cash dividends. For each series, we will specify in the applicable prospectus supplement:

  •
  the dividend rates;

  •
  whether the rates will be fixed or variable or both;

  •
  the dates of distribution of the cash dividends; and

  •
  whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

        We will pay dividends to holders of record of preferred stock as they appear on our records, on the record dates fixed by the Board of Directors.

        We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred stock unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities which rank equally with the preferred stock regarding the distribution of dividends. If we do not pay full dividends on all equity securities which rank equally, then each series of preferred stock will share dividends in proportion with our other equity securities that rank equally with that series.

  Conversion and Exchange

        The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

  Redemption

        We will specify in the prospectus supplement applicable to each new series of preferred stock:

  •
  whether it will be redeemable at any time, in whole or in part, at our option or the holder of the preferred stock;

  •
  whether it will be subject to mandatory redemption pursuant to a sinking fund or on other terms; and

  •
  the redemption prices.

        In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by the Board of Directors.

        Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on and after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.

  Liquidation Preference

        Upon the voluntary or involuntary liquidation, dissolution or winding up of Willis Group Holdings Limited, holders of each series of preferred stock will be entitled to receive:

  •
  distributions upon liquidation in the amount set forth in the applicable prospectus supplement; plus

  •
  any accrued and unpaid dividends.

        These payments will be made to holders of preferred stock out of our assets available for distribution to shareholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

        In the event that holders of preferred stock are not paid in full upon a liquidation, dissolution or winding up of Willis Group Holdings Limited, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.

        After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

  Voting Rights

        The holders of shares of preferred stock will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by applicable law.

  Transfer Agent and Registrar

        We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the applicable prospectus supplement.

  Reservation of Common Stock

        We will reserve the full number of shares of our common stock issuable on conversion of the preferred stock out of the total of our authorized but unissued shares of common stock to permit the conversion of the preferred stock into shares of common stock.

Other Matters

        Access to books and records and dissemination of information.    Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company's certificate of incorporation, its memorandum of association, including its objects and powers, and any alteration to the company's memorandum of association.

        The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company's audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders without charge and to members of the general public on the payment of a fee. A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act 1981, establish a branch register outside Bermuda.

        A company is required to keep at its registered office a register of its directors and officers which is open for inspection for not less than two hours in each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

        Amendment of memorandum of association and bye-laws.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. In certain circumstances, an amendment to the memorandum of association also requires the approval of the Bermuda Minister of Finance, who may grant or withhold approval at his discretion. However, such approval of the Bermuda Minister of Finance is not required for an amendment which alters or reduces a company's share capital as provided in the Companies Act 1981. Except as set forth therein, the bye-laws may be amended by a resolution passed by a majority of votes cast at a general meeting.

        Under Bermuda law, the holders of an aggregate of no less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda Court for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment which alters or reduces a company's share capital as provided in the Companies Act 1981. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Court. An application for amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum is passed. Such application may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by persons voting in favor of the amendment.

        Appraisal rights and shareholder suits.    Under Bermuda law, in the event of an amalgamation of two Bermuda companies, a shareholder who did not vote in favor of the amalgamation and is not satisfied that fair value has been paid for his shares may apply to the Bermuda Court to appraise the fair value of his shares. The amalgamation of a company with another company requires the amalgamation agreement to be approved by:

  •
  a meeting of the holders of shares of the amalgamating company;

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  a meeting of the holders of each class of such shares; and

  •
  in certain circumstances, the consent of the Bermuda Minister of Finance (who may grant or withhold consent at his discretion).

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of:

  •
  is alleged to be beyond the corporate power of the company;

  •
  is illegal; or

  •
  would result in the violation of the company's memorandum of association or bye-laws.

        Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than those who actually approved it.

        When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts for an order regulating the company's conduct of affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

        Bermuda Monetary Authority approval will be required for the issuance and or transfer of any preferred stock or common stock to persons that are residents of Bermuda.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of common stock or preferred stock or debt securities of Willis Group Holdings Limited. We may issue warrants independently of, or together with, any other securities, including as part of a warrant unit, and warrants may be attached to or separate from those securities.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

        The applicable prospectus supplement will describe the terms of any warrants, including the following:

  •
  the title and aggregate number of the warrants;

  •
  any offering price of the warrants;

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  the designation and terms of any securities that are purchasable upon exercise of the warrants;

  •
  the number of shares or aggregate principal amount of the securities purchasable upon exercise of a warrant and the price of such securities;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

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  the time or period when the warrants are exercisable and the final date on which the warrants may be exercised and terms regarding any right of Willis Group Holdings Limited to accelerate this final date;

  •
  if applicable, the minimum or maximum amount of the warrants exercisable at any one time;

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  any currency or currency units in which the offering price and the exercise price are payable;

  •
  any applicable anti-dilution provisions of the warrants;

  •
  any applicable redemption or call provisions; and

  •
  any additional terms of the warrants not inconsistent with the provisions of the warrant agreement.

        The applicable prospectus supplement will describe the specific terms and other provisions of any warrant units.

        The issuance of any warrants to purchase shares of common or preferred stock or other debt securities to persons that are not residents of Bermuda will be covered by the general permission of the Bermuda Monetary Authority dated June 1, 2005.

DESCRIPTION OF STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND PREPAID STOCK PURCHASE CONTRACTS

        Willis Group Holdings Limited may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock of Willis Group Holdings Limited at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units, consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing each holder's obligation under the original stock purchase contract.

        The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts.

BOOK ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, ("DTC"), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

        Purchasers of securities may only hold interests in book-entry securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers that have an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

  •
  DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days;

  •
  We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

  •
  In the case of debt securities, an event of default has occurred and is continuing with respect to such book-entry debt securities and, in exchange for any such securities, we decide to, or upon the request of the applicable trustee we shall, deliver new debt securities of that series in definitive registered form in the same aggregate principal amount as the global debt securities being exchanged.

        Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

        We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Banking SA") and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

        We and the Subsidiary Issuers may offer and sell the securities from time to time as follows:

  •
  to or through underwriters or dealers for resale;

  •
  directly to other purchasers;

  •
  through designated agents; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities or debt securities of the Subsidiary Issuers through any of these methods or other methods described in the applicable prospectus supplement.

        If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        In some cases, we and any Subsidiary Issuer may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. In addition, we, either of the Subsidiary Issuers or any of their or our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices.

        The securities, including securities issued or to be issued by us or the Subsidiary Issuers or securities borrowed from third parties in connection with arrangements under which we or the Subsidiary Issuers agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we and any Subsidiary Issuer distribute by any of these methods may be sold to the public, in one or more transactions, at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to prevailing market prices; or

  •
  negotiated prices.

        This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of us or the Subsidiary Issuers to be issued on a delayed or contingent basis.

        We and the Subsidiary Issuers may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We and the Subsidiary Issuers may also designate agents from time to time to solicit offers to purchase securities from the public on our or the Subsidiary Issuers' behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the Subsidiary Issuers may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        In connection with the sale of securities, underwriters may receive compensation from us or the Subsidiary Issuers or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the Subsidiary Issuers, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

        We or the Subsidiary Issuers may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Subsidiary Issuers or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Subsidiary Issuers in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

        Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We and the Subsidiary Issuers may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we and the Subsidiary Issuers will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

        We and the Subsidiary Issuers may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and any Subsidiary Issuer against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we or the Subsidiary Issuers agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

        Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us or the Subsidiary Issuers, or be customers of ours or the Subsidiary Issuers, in the ordinary course of business.

Remarketing Transactions and Other Resales

        We, the Subsidiary Issuers or any of their or our respective affiliates may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we or the Subsidiary Issuers may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates or affiliates of either of the Subsidiary Issuers may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates and affiliates of any of the Subsidiary Issuers may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

        In connection with a remarketing transaction, one or more firms, referred to as "remarketing firms", may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or the Subsidiary Issuers. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or the Subsidiary Issuers and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us or the Subsidiary Issuers under agreements that may be entered into with us or the Subsidiary Issuers against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us and the Subsidiary Issuers in the ordinary course of business.

Sales by Selling Securityholders

        Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

EXPERTS

        The financial statements as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, incorporated in this prospectus by reference from the Company's Current Report on Form 8-K filed on June 21, 2006 and the related financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion and includes explanatory paragraphs relating to: the adoption of Statement of Financial Accounting Standard No. 123(R) and the change in method for determining the market related value of plan assets of the Company's UK defined benefit plan from a calculated method to the fair value method; (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting; and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Bermuda law will be passed upon for us by Appleby Spurling Hunter, Bermuda. Unless otherwise indicated in the applicable prospectus supplement, certain matters of New York law will be passed upon for us by Eric R. Dinallo. As of May 31, 2006, Mr. Dinallo owned or had interests in 12,697 shares of common stock of Willis Group Holdings Limited, together with options to acquire 130,642 such shares at an exercise price of $35.44 per share. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

WILLIS GROUP HOLDINGS LIMITED

Debt Securities
Preferred Stock
Common Stock
Warrants
Warrant Units
Stock Purchase Contracts
Stock Purchase Units
Prepaid Stock Purchase Contracts

TRINITY ACQUISITION LIMITED

Guaranteed Debt Securities

WILLIS NORTH AMERICA INC.

Guaranteed Debt Securities

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

        The following is an itemization of all fees and expenses incurred or expected to be incurred by the registrants in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All but the SEC registration fee are estimates and remain subject to future contingencies.

SEC registration fee	$0	**
Legal fees and expenses	$250,000
Accounting fees and expenses	$70,000
Trustees' fees and expenses	$5,000
Printing and engraving fees	$20,000
Rating Agency fees and expenses	$100,000
Miscellaneous expenses	$0

Total	$445,000

**
Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and are not estimated at this time.

Item 15. Indemnification Of Directors And Officers

        The Bye-laws of the Registrant provide for indemnification of the Registrant's officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act 1981 as in effect from time to time in Bermuda.

        The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

        The directors and officers of the Registrant are covered by directors' and officers' insurance policies maintained by the Registrant.

Item 16. Exhibits

        The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1
Memorandum of Association of Willis Group Holdings Limited, dated February 8, 2001, as altered by registration pursuant to the Companies Act 1981 of Bermuda on April 10, 2001 (incorporated by reference to Exhibit No. 3.1 to Registration Statement No. 333-60982).***
3.2	Form of Bye-Laws of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 4.2 to Registration Statement No. 333-63186).***
3.3	Memorandum of Increase in the Share Capital of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 3.3 to Registration Statement No. 333-60982).***
3.4
Memorandum of Association dated June 15, 1998 of TA I Limited and Articles of Association as amended by resolution dated July 16, 1999 (incorporated by reference to Exhibit No. 3.4 to Registration Statement No. 333-104439).***
3.5	Memorandum of Association and Articles of Association of TA II Limited, dated June 15, 1998 (incorporated by reference to Exhibit No. 3.5 to Registration Statement No. 333-104439).***
3.6
Memorandum of Association dated June 15, 1998 of TA III Limited and Articles of Association as adopted by special resolution dated November 24, 1999 (incorporated by reference to Exhibit No. 3.6 to Registration Statement No. 333-104439).***
3.7
Memorandum of Association dated June 15, 1998 of Trinity Acquisition Limited and Articles of Association as adopted by special resolution dated November 24, 1999 (incorporated by reference to Exhibit No. 3.7 to Registration Statement No. 333-104439).***
3.8
Memorandum of Association dated November 17, 2000 of TA IV Limited and Articles of Association as adopted by special resolution dated December 18, 2000 (incorporated by reference to Exhibit No. 3.8 to Registration Statement No. 333-104439).***
3.9
Memorandum of Association as amended by special resolution passed March 8, 1999 of Willis Group Limited and Articles of Association as adopted by special resolution dated November 10, 1998 (incorporated by reference to Exhibit No. 3.4 to Registration Statement No. 333-74483).***
3.10	Certificate of Incorporation of Willis North America Inc., dated December 27, 1928 (incorporated by reference to Exhibit 3.1 to Registration No. 333-74483).***
3.11	Certificate of Merger of Willis Partners into Willis North America Inc., dated June 31, 2004.**
3.12	By-Laws of Willis North America Inc. (incorporated by reference to Exhibit 3.2 to Registration No. 333-74483).***
3.13	Amendment to By-Laws of Willis North America Inc.**
4.1	Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 333-60982).***
4.2	Form of Senior Indenture between Willis Group Holdings Limited and JPMorgan Chase Bank, N.A., as Trustee.**

4.3	Form of Senior Subordinated Indenture between Willis Group Holdings Limited and JPMorgan Chase Bank, N.A., as Trustee.**
4.4	Form of Subordinated Indenture between Willis Group Holdings Limited and JPMorgan Chase Bank, N.A., as Trustee.**
4.5
Form of Senior Indenture between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee.**
4.6
Form of Senior Subordinated Indenture between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee.**
4.7
Form of Subordinated Indenture between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee.**
4.8
Senior Indenture, dated as of July 1, 2005, and First Supplemental Indenture dated July 1, 2005, between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, and Willis Group Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee (incorporated by reference to Exhibit No. 4.1 to the Company's Current Report on Form 8-K dated July 1, 2005).***
4.9
Form of Senior Subordinated Indenture between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, and Willis Group Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee.**
4.10
Form of Subordinated Indenture between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee.**
5.1	Opinion of Appleby Spurling Hunter.**
5.2	Opinion of Eric R. Dinallo, Esq.**
10.1
$300 million Revolving Credit Agreement dated as of October 17, 2005 among Willis North America Inc., Willis Group Holdings Limited, Banc of America Securities Limited, Bank of America, N.A., and the lenders listed therein (incorporated by reference to Exhibit 10.27 to Form 8-K filed on October 18, 2005).***
10.2	Willis Group Holdings Limited Non-Employee Directors' Deferred Compensation Plan (incorporated by reference to Exhibit No. 4.3 to Registration Statement No. 333-63186).***
10.3	Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 4.5 to Registration Statement No. 333-63186).***
10.4	Amended and Restated Willis Award Plan for Key Employees of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 4.6 to Registration Statement No. 333-63186).***

10.5	Amended and Restated Willis Group Holdings Limited 2001 Share Purchase and Option Plan (incorporated by reference to Exhibit No. 10.23 to Form 8-K filed on May 4, 2005).***
10.6	The Willis Group Holdings Limited 2001 Bonus and Stock Plan (incorporated by reference to Exhibit No. 4.8 to registration No. 333-63186). ***
10.7	Willis Group Holdings Limited North America 2001 Employee Stock Purchase Plan (incorporated by reference to Exhibit No. 4.3 to Registration Statement No. 333-62780).***
10.8
Amended and Restated Willis North America Inc. Financial Security Partnership Plan (incorporated by reference to Exhibit No. 10.22 to Willis Group Holdings Limited's Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2005). ***
10.9	Form of Willis Group Holdings Limited Zero Cost Share Option Scheme (incorporated by reference to Exhibit No. 10.12 to Registration Statement No. 333-74483).***
10.10	Form of Amendment to TA I Limited Zero Cost Share Option Scheme (incorporated by reference to Exhibit No. 10.12 to Registration Statement No. 333-60982).***
10.11
Agreement, dated July 23, 1997, among Assurances Generales de France IART, UAP Incendie-Accidents, Athena, Gras Savoye Euro Finance S.A., Mr. Emmanuel Gras, Mr. Patrick Lucas, Mr. Daniel Naftalski, Willis Corroon Group plc, Willis Corroon Europe B.V., and Gras Savoye & Cie, along with Amendment No. 1 thereto, dated December 11, 1997, and Addendum thereto dated July 23, 1997 (incorporated by reference to Exhibit No. 2.11 to Registration Statement No. 333-74483).***
10.12
Form of Employment Agreement—Richard J. S. Bucknall (incorporated by reference to Exhibit No. 10.21 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002).***
10.13
Form of Employment Agreement—Thomas Colraine (incorporated by reference to Exhibit No. 10.20 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002).***
10.14
Form of Employment Agreement—Grahame J. Millwater (incorporated by reference to Exhibit No. 10.14 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2004).***
10.15
Form of Employment Agreement—Mario Vitale (incorporated by reference to Exhibit No. 10.23 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002).***
10.16
Form of Amended and Restated Employment Agreement dated as of March 26, 2001, between Willis Group Holdings Limited and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.9 to Registration Statement No. 333-60982).***
10.17
Second Amendment to the Amended and Restated Employment Agreement between Willis Group Holdings Limited and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.25 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002).***
10.18
Second Amended and Restated Employment Agreement, dated as of June 1, 2003, between Willis Group Holdings Limited, Willis North America, Inc. and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.20 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2003)***

10.19
Third Amended and Restated Employment Agreement, dated as of May 25, 2004, between Willis Group Holdings Limited, Willis North America Inc., and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.19 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2004)***
10.20
Willis US 2005 Deferred Compensation Plan (incorporated by reference to Exhibit 10.21 to Willis Group Holdings Limited's Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2005)***
10.21	Willis Group Senior Management Incentive Plan (incorporated by reference to Exhibit 10.24 to Willis Group Holdings Limited's Form 8-K filed on May 4, 2005)***
10.22
Assurance of Discontinuance dated April 8, 2005 with the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York (incorporated by reference to Exhibit 10.25 to Willis Group Holdings Limited's Form 10-Q for the quarter ended March 31, 2005)***
10.23
Assurance of Discontinuance dated April 8, 2005 with the Attorney General of the State of Minnesota (incorporated by reference to Exhibit 10.26 to Willis Group Holdings Limited's Form 10-Q for the quarter ended March 31, 2005)***
10.24	Offer Letter dated August 11, 2005, between Willis Limited and Patrick Regan (incorporated by reference to Exhibit 10.28 to Form 8-K filed on November 9, 2005)***
10.25	Employment Agreement dated August 19, 2005, between Willis Limited and Patrick Regan (incorporated by reference to Exhibit 10.29 to Form 8-K filed on November 9, 2005)***
10.26	Ethical Code (incorporated by reference to Exhibit No. 14.1 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2003)***
12.1	Computation of ratio of earnings to fixed charges**
21.1
List of subsidiaries of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 21.1 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal year ended December 31, 2005).***
23.1	Consent of Appleby Spurling Hunter (included as part of Exhibit 5.1).**
23.2	Consent of Eric R. Dinallo, Esq. (included as part of Exhibit 5.2).**
23.3	Consent of Deloitte & Touche LLP.**
24.1	Power of Attorney of the Registrants (included in the signature pages).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank N.A., to act as trustee under the Holdings Senior Indenture.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., to act as trustee under the Holdings Senior Subordinated Indenture.**
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank N.A., to act as trustee under the Holdings Subordinated Indenture.**
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, JPMorgan Chase Bank N.A., to act as trustee under the Trinity Senior Indenture.**

25.5	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank N.A., to act as trustee under the Trinity Senior Subordinated Indenture.**
25.6	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank N.A., to act as trustee under the Trinity Subordinated Indenture.**
25.7
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank N.A., to act as trustee under the Willis North America Inc. Senior Indenture.**
25.8
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank N.A., to act as trustee under the Willis North America Inc. Senior Subordinated Indenture.**
25.9
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank N.A., to act as trustee under the Willis North America Inc. Subordinated Indenture.**

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

***
Previously filed.

Item 17. Undertakings

  (a)
  The undersigned registrants hereby undertake:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                (i)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

              (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

            (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Subsidiary Issuer Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Subsidiary Issuer Indenture Act.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2006.

WILLIS GROUP HOLDINGS LIMITED
By:	/s/ ERIC R. DINALLO Name: Eric R. Dinallo Title: Group General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric Dinallo, Patrick Regan, Thomas Colraine, Mary E. Caiazzo and Michael Chitty and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH J. PLUMERI Joseph J. Plumeri	Chairman, Chief Executive Officer and Director	June 21, 2006
/s/ GORDON M. BETHUNE Gordon M. Bethune	Director	June 21, 2006
/s/ WILLIAM W. BRADLEY William W. Bradley	Director	June 21, 2006
/s/ JOSEPH A. CALIFANO, JR. Joseph A. Califano, Jr.	Director	June 21, 2006

/s/ ERIC G. FRIBERG Eric G. Friberg	Director	June 21, 2006
/s/ SIR ROY GARDNER Sir Roy Gardner	Director	June 21, 2006
/s/ PERRY GOLKIN Perry Golkin	Director	June 21, 2006
/s/ SIR JEREMY HANLEY Sir Jeremy Hanley	Director	June 21, 2006
/s/ PAUL M. HAZEN Paul M. Hazen	Director	June 21, 2006
/s/ WENDY E. LANE Wendy E. Lane	Director	June 21, 2006
/s/ JAMES F. MCCANN James F. McCann	Director	June 21, 2006
/s/ DOUGLAS B. ROBERTS Douglas B. Roberts	Director	June 21, 2006
/s/ PATRICK C. REGAN Patrick C. Regan	Group Chief Financial Officer	June 21, 2006
/s/ ERIC R. DINALLO Eric R. Dinallo	Authorized U.S. Representative	June 21, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2006.

TA I LIMITED
By:	/s/ ERIC R. DINALLO Name: Eric R. Dinallo Title: Group General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric R. Dinallo, Patrick C. Regan, Thomas Colraine, Mary E. Caiazzo and Michael Chitty and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH J. PLUMERI Joseph J. Plumeri	Director	June 21, 2006
/s/ MICHAEL CHITTY Michael Chitty	Director	June 21, 2006
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 21, 2006
/s/ PATRICK C. REGAN Patrick C. Regan	Director	June 21, 2006
/s/ ERIC R. DINALLO Eric R. Dinallo	Authorized U.S. Representative	June 21, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2006.

TA II LIMITED
By:	/s/ ERIC R. DINALLO Name: Eric R. Dinallo Title: Group General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric R. Dinallo, Patrick C. Regan, Thomas Colraine, Mary E. Caiazzo and Michael Chitty and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL CHITTY Michael Chitty	Director	June 21, 2006
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 21, 2006
/s/ PATRICK C. REGAN Patrick C. Regan	Director	June 21, 2006
/s/ ERIC R. DINALLO Eric R. Dinallo	Authorized U.S. Representative	June 21, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2006.

TA III LIMITED
By:	/s/ ERIC R. DINALLO Name: Eric R. Dinallo Title: Group General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric R. Dinallo, Patrick C. Regan, Thomas Colraine, Mary E. Caiazzo and Michael Chitty and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL CHITTY Michael Chitty	Director	June 21, 2006
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 21, 2006
/s/ PATRICK C. REGAN Patrick C. Regan	Director	June 21, 2006
/s/ ERIC R. DINALLO Eric R. Dinallo	Authorized U.S. Representative	June 21, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2006.

TRINITY ACQUISITION LIMITED
By:	/s/ ERIC R. DINALLO Name: Eric R. Dinallo Title: Group General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric R. Dinallo, Patrick C. Regan, Thomas Colraine, Mary E. Caiazzo and Michael Chitty and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL CHITTY Michael Chitty	Director	June 21, 2006
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 21, 2006
/s/ PATRICK C. REGAN Patrick C. Regan	Director	June 21, 2006
/s/ ERIC R. DINALLO Eric R. Dinallo	Authorized U.S. Representative	June 21, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2006.

TA IV LIMITED
By:	/s/ ERIC R. DINALLO Name: Eric R. Dinallo Title: Group General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric R. Dinallo, Patrick C. Regan, Thomas Colraine, Mary E. Caiazzo and Michael Chitty and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL CHITTY Michael Chitty	Director	June 21, 2006
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 21, 2006
/s/ PATRICK C. REGAN Patrick C. Regan	Director	June 21, 2006
/s/ ERIC R. DINALLO Eric R. Dinallo	Authorized U.S. Representative	June 21, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2006.

WILLIS GROUP LIMITED
By:	/s/ ERIC R. DINALLO Name: Eric R. Dinallo Title: Group General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric R. Dinallo, Patrick C. Regan, Thomas Colraine, Mary E. Caiazzo and Michael Chitty and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH J. PLUMERI Joseph J. Plumeri	Chairman and Chief Executive Officer, Director	June 21, 2006
/s/ RICHARD J.S. BUCKNALL Richard J.S. Bucknall	Director	June 21, 2006
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 21, 2006
/s/ PATRICK C. REGAN Patrick C. Regan	Director	June 21, 2006
/s/ ERIC R. DINALLO Eric R. Dinallo	Authorized U.S. Representative	June 21, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2006.

WILLIS NORTH AMERICA INC.
By:	/s/ ERIC R. DINALLO Name: Eric R. Dinallo Title: Group General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric R. Dinallo, Patrick C. Regan, Thomas Colraine, Mary E. Caiazzo and Michael Chitty and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARIO VITALE Mario Vitale	Chief Executive Officer, President and Director	June 21, 2006
/s/ DERRICK SMYTHE Derrick Smythe	Principal Financial Officer and Principal Accounting Officer	June 21, 2006
/s/ DONALD J. BAILEY Donald J. Bailey	Director and Chief Operating Officer	June 21, 2006
/s/ MARY E. CAIAZZO Mary E. Caiazzo	Director, General Counsel, Secretary and Senior Vice President	June 21, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1
Memorandum of Association of Willis Group Holdings Limited, dated February 8, 2001, as altered by registration pursuant to the Companies Act 1981 of Bermuda on April 10, 2001 (incorporated by reference to Exhibit No. 3.1 to Registration Statement No. 333-60982).***
3.2	Form of Bye-Laws of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 4.2 to Registration Statement No. 333-63186).***
3.3	Memorandum of Increase in the Share Capital of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 3.3 to Registration Statement No. 333-60982).***
3.4
Memorandum of Association dated June 15, 1998 of TA I Limited and Articles of Association as amended by resolution dated July 16, 1999 (incorporated by reference to Exhibit No. 3.4 to Registration Statement No. 333-104439).***
3.5	Memorandum of Association and Articles of Association of TA II Limited, dated June 15, 1998 (incorporated by reference to Exhibit No. 3.5 to Registration Statement No. 333-104439).***
3.6
Memorandum of Association dated June 15, 1998 of TA III Limited and Articles of Association as adopted by special resolution dated November 24, 1999 (incorporated by reference to Exhibit No. 3.6 to Registration Statement No. 333-104439).***
3.7
Memorandum of Association dated June 15, 1998 of Trinity Acquisition Limited and Articles of Association as adopted by special resolution dated November 24, 1999 (incorporated by reference to Exhibit No. 3.7 to Registration Statement No. 333-104439).***
3.8
Memorandum of Association dated November 17, 2000 of TA IV Limited and Articles of Association as adopted by special resolution dated December 18, 2000 (incorporated by reference to Exhibit No. 3.8 to Registration Statement No. 333-104439).***
3.9
Memorandum of Association as amended by special resolution passed March 8, 1999 of Willis Group Limited and Articles of Association as adopted by special resolution dated November 10, 1998 (incorporated by reference to Exhibit No. 3.4 to Registration Statement No. 333-74483).***
3.10	Certificate of Incorporation of Willis North America Inc., dated December 27, 1928 (incorporated by reference to Exhibit 3.1 to Registration No. 333-74483).***
3.11	Certificate of Merger of Willis Partners into Willis North America Inc., dated June 31, 2004.**
3.12	By-Laws of Willis North America Inc. (incorporated by reference to Exhibit 3.2 to Registration No. 333-74483).***
3.13	Amendment to By-Laws of Willis North America Inc.**
4.1	Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 333-60982).***
4.2	Form of Senior Indenture between Willis Group Holdings Limited and JPMorgan Chase Bank, N.A., as Trustee. **

4.3	Form of Senior Subordinated Indenture between Willis Group Holdings Limited and JPMorgan Chase Bank, N.A., as Trustee.**
4.4	Form of Subordinated Indenture between Willis Group Holdings Limited and JPMorgan Chase Bank, N.A., as Trustee.**
4.5
Form of Senior Indenture between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee. **
4.6
Form of Senior Subordinated Indenture between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee. **
4.7
Form of Subordinated Indenture between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee. **
4.8
Senior Indenture, dated as of July 1, 2005, and First Supplemental Indenture dated July 1, 2005, between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, and Willis Group Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee (incorporated by reference to Exhibit No. 4.1 to the Company's Current Report on Form 8-K dated July 1, 2005).***
4.9
Form of Senior Subordinated Indenture between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, and Willis Group Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee. **
4.10
Form of Subordinated Indenture between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited, as guarantors, and JPMorgan Chase Bank, N.A., as Trustee. **
5.1	Opinion of Appleby Spurling Hunter.**
5.2	Opinion of Eric R. Dinallo, Esq.**
10.1
$300 million Revolving Credit Agreement dated as of October 17, 2005 among Willis North America Inc., Willis Group Holdings Limited, Banc of America Securities Limited, Bank of America, N.A., and the lenders listed therein (incorporated by reference to Exhibit 10.27 to Form 8-K filed on October 18, 2005).***
10.2	Willis Group Holdings Limited Non-Employee Directors' Deferred Compensation Plan (incorporated by reference to Exhibit No. 4.3 to Registration Statement No. 333-63186).***
10.3	Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 4.5 to Registration Statement No. 333-63186).***
10.4	Amended and Restated Willis Award Plan for Key Employees of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 4.6 to Registration Statement No. 333-63186).***

10.5	Amended and Restated Willis Group Holdings Limited 2001 Share Purchase and Option Plan (incorporated by reference to Exhibit No. 10.23 to Form 8-K filed on May 4, 2005).***
10.6	The Willis Group Holdings Limited 2001 Bonus and Stock Plan (incorporated by reference to Exhibit No. 4.8 to registration No. 333-63186).***
10.7	Willis Group Holdings Limited North America 2001 Employee Stock Purchase Plan (incorporated by reference to Exhibit No. 4.3 to Registration Statement No. 333-62780).***
10.8
Amended and Restated Willis North America Inc. Financial Security Partnership Plan (incorporated by reference to Exhibit No. 10.22 to Willis Group Holdings Limited's Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2005).***
10.9	Form of Willis Group Holdings Limited Zero Cost Share Option Scheme (incorporated by reference to Exhibit No. 10.12 to Registration Statement No. 333-74483).***
10.10	Form of Amendment to TA I Limited Zero Cost Share Option Scheme (incorporated by reference to Exhibit No. 10.12 to Registration Statement No. 333-60982).***
10.11
Agreement, dated July 23, 1997, among Assurances Generales de France IART, UAP Incendie-Accidents, Athena, Gras Savoye Euro Finance S.A., Mr. Emmanuel Gras, Mr. Patrick Lucas, Mr. Daniel Naftalski, Willis Corroon Group plc, Willis Corroon Europe B.V., and Gras Savoye & Cie, along with Amendment No. 1 thereto, dated December 11, 1997, and Addendum thereto dated July 23, 1997 (incorporated by reference to Exhibit No. 2.11 to Registration Statement No. 333-74483).***
10.12
Form of Employment Agreement—Richard J. S. Bucknall (incorporated by reference to Exhibit No. 10.21 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002).***
10.13
Form of Employment Agreement—Thomas Colraine (incorporated by reference to Exhibit No. 10.20 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002).***
10.14
Form of Employment Agreement—Grahame J. Millwater (incorporated by reference to Exhibit No. 10.14 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2004).***
10.15
Form of Employment Agreement—Mario Vitale (incorporated by reference to Exhibit No. 10.23 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002).***
10.16
Form of Amended and Restated Employment Agreement dated as of March 26, 2001, between Willis Group Holdings Limited and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.9 to Registration Statement No. 333-60982).***
10.17
Second Amendment to the Amended and Restated Employment Agreement between Willis Group Holdings Limited and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.25 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002).***
10.18
Second Amended and Restated Employment Agreement, dated as of June 1, 2003, between Willis Group Holdings Limited, Willis North America, Inc. and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.20 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2003)***

10.19
Third Amended and Restated Employment Agreement, dated as of May 25, 2004, between Willis Group Holdings Limited, Willis North America Inc., and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.19 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2004)***
10.20
Willis US 2005 Deferred Compensation Plan (incorporated by reference to Exhibit 10.21 to Willis Group Holdings Limited's Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2005)***
10.21	Willis Group Senior Management Incentive Plan (incorporated by reference to Exhibit 10.24 to Willis Group Holdings Limited's Form 8-K filed on May 4, 2005)***
10.22
Assurance of Discontinuance dated April 8, 2005 with the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York (incorporated by reference to Exhibit 10.25 to Willis Group Holdings Limited's Form 10-Q for the quarter ended March 31, 2005)***
10.23
Assurance of Discontinuance dated April 8, 2005 with the Attorney General of the State of Minnesota (incorporated by reference to Exhibit 10.26 to Willis Group Holdings Limited's Form 10-Q for the quarter ended March 31, 2005)***
10.24	Offer Letter dated August 11, 2005, between Willis Limited and Patrick Regan (incorporated by reference to Exhibit 10.28 to Form 8-K filed on November 9, 2005)***
10.25	Employment Agreement dated August 19, 2005, between Willis Limited and Patrick Regan (incorporated by reference to Exhibit 10.29 to Form 8-K filed on November 9, 2005)***
10.26	Ethical Code (incorporated by reference to Exhibit No. 14.1 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2003)***
12.1	Computation of ratio of earnings to fixed charges **
21.1
List of subsidiaries of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 21.1 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal year ended December 31, 2005).***
23.1	Consent of Appleby Spurling Hunter (included as part of Exhibit 5.1).**
23.2	Consent of Eric R Dinallo, Esq. (included as part of Exhibit 5.2).**
23.3	Consent of Deloitte & Touche LLP.**
24.1	Power of Attorney of the Registrants (included in the signature pages).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., to act as trustee under the Holdings Senior Indenture.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., to act as trustee under the Holdings Senior Subordinated Indenture. **
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., to act as trustee under the Holdings Subordinated Indenture.**

25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, JPMorgan Chase Bank, N.A., to act as trustee under the Trinity Senior Indenture.**
25.5	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., to act as trustee under the Trinity Senior Subordinated Indenture.**
25.6	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., to act as trustee under the Trinity Subordinated Indenture.**
25.7
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., to act as trustee under the Willis North America Inc. Senior Indenture. **
25.8
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., to act as trustee under the Willis North America Inc. Senior Subordinated Indenture. **
25.9
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., to act as trustee under the Willis North America Inc. Subordinated Indenture. **

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

***
Previously filed.

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SUMMARY
THE WILLIS GROUP
RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND PREPAID STOCK PURCHASE CONTRACTS
BOOK ENTRY PROCEDURES AND SETTLEMENT
PLAN OF DISTRIBUTION
EXPERTS
VALIDITY OF SECURITIES
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
POWER OF ATTORNEY
POWER OF ATTORNEY
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX